Exhibit 10.15

(“Subscriber”)

and

EDISON ONCOLOGY HOLDING CORP.

(“Issuer”)

Convertible Note Subscription Agreement

1

[●]
2

THIS Subscription Agreement is made on              , 2024

PARTIES

THE PARTY SPECIFIED IN ITEM 1 OF SCHEDULE 1

(“Subscriber”)

and

EDISON ONCOLOGY HOLDING CORP.

(“Issuer”)

BACKGROUND

The Subscriber has agreed to subscribe for, and the Issuer has agreed to issue, the Convertible Notes on the terms and subject to the conditions of this Subscription Agreement and the Note Terms. Any Subscriber that is a United States resident acknowledges that it is an “accredited investor” as described in Schedule 4, Representations of US Investors.

AGREED TERMS

1	Interpretation

1.1	Definitions

The following definitions apply in this Subscription Agreement. Where a capitalized term is used in this Subscription Agreement and is not defined below but is defined in the Note Terms, that term has the meaning given in the Note Terms, unless the context otherwise requires.

“Availability Period” means the period commencing on the date of this Subscription Agreement and ending on the earlier of:

(a)	the date that the Issuer determines to conclude the Availability Period, in its sole discretion;

(b)	the date that is six months prior to the Maturity Date; and

(c)	the date on which all of the Subscriber’s Outstanding Convertible Notes have been converted into Shares in accordance with Condition 7.2 of the Note Terms,

or such other period agreed in writing by the Subscriber.

“Commitment” means the aggregate amount specified in Item 2 of Schedule 1.

“Completion” means the completion of a subscription by the Subscriber for Convertible Notes under clause 5.

“Convertible Notes” means convertible notes specified in Item 2 of Schedule 2, each having a face value equal to the Subscription Price and issued on the Note Terms (as supplemented by this Subscription Agreement).

“Note Certificate” means a certificate issued to the Noteholder which is substantially in the form as that set out in Schedule 2.

3

“Note Terms” means the terms and conditions of the Convertible Notes as set out in Annexure A to this Subscription Agreement.

“Party” means a party to this Subscription Agreement.

“Subscription Date” means the date specified in a Subscription Request, being the date on which a Convertible Note is to be issued.

“Subscription Price” means, for each Convertible Note, USD100.00.

“Subscription Request” means a notice substantially in the form set out in Schedule 3.

“Third Party Note Agreement” means a ‘convertible note, a ‘convertible note subscription agreement’, or any other document similar in effect to the foregoing, between the Issuer and a party other than the Subscriber on the same or substantially the same terms as the Note Terms.

1.2	Rules for interpreting this Subscription Agreement

(a)	Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this Subscription Agreement, except where the context makes it clear that a rule is not intended to apply.

(b)	A reference to:

(i)	a legislative provision or legislation (including subordinate legislation) is to that provision or legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document (including this Subscription Agreement) or agreement, or a provision of a document (including this Subscription Agreement) or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this Subscription Agreement or to any other document or agreement includes a successor in title, permitted substitute or a permitted assign or transferee of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(c)	A singular word includes the plural, and vice versa.

(d)	A word which suggests one gender includes the other genders.

(e)	If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(f)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(g)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(h)	The expression this Subscription Agreement includes the agreement, arrangement, understanding or transaction recorded in this Subscription Agreement, including all schedules and annexures to the Subscription Agreement and, for the avoidance of doubt, the Note Terms.

(i)	The expressions subsidiary, holding company and related body corporate have the same meanings as in the Corporations Act.

4

(j)	A reference to dollars, US$ or cents is to an amount in US Dollars and a reference to AUD is to an amount in Australian Dollars.

1.3	Non-Business Days

If the day on or by which a person must do something under this Subscription Agreement is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

1.4	The rule about “contra proferentem”

This Subscription Agreement is not to be interpreted against the interests of a Party merely because that Party proposed this Subscription Agreement or some provision of it or because that party relies on a provision of this Subscription Agreement to protect itself.

1.5	Requirement on a person not a party to this Subscription Agreement

If a provision of this Subscription Agreement requires a person that is not a party to this Subscription Agreement to do, or not to do, a thing, the Issuer must use its reasonable efforts to ensure that the person does, or does not, do that thing.

1.6	Limitation of liability of Subscriber

(a)	[Trustee] Pty Ltd (in this Clause 1.6, the “Trustee”) enters into and performs this document and the transactions contemplated by it only as trustee of the [name of fund] (in this Clause 1.6, the “Trust”) and in no other capacity. To the extent permitted by law, the Trustee’s liability to pay any amount or satisfy any obligation under or in connection with this document is limited to the extent to which the Trustee is actually indemnified out of the assets of the Trust. This limitation applies despite any other provision of this document and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document or its performance.

(b)	No party to this document may sue the Trustee in any capacity other than as trustee of the Trust, seek the appointment of a receiver, liquidator, administrator or other similar person to the Trustee or seek to prove in any liquidation, administration or arrangement of or affecting the Trustee other than in its capacity as trustee of the Trust and in respect of the assets of the Trust from which the Trustee is actually indemnified.

(c)	The provisions of this Clause 1.6 do not apply to any obligation or liability of the Trustee to the extent that the Trustee’s right to be indemnified out of the assets of the Trust has been reduced by fraud, negligence, wilful misconduct or a material breach of trust provided that nothing in this Clause 1.6(c) shall make the Trustee liable to any claim for an amount greater than that which each person would have been able to recover from the assets of the Trust were it not for the reduction of the Trustee’s right of indemnity.

(d)	The Trustee is not obliged to do or refrain from doing anything under this document or any other Transaction Document (including, without limitation, incur any liability or enter into any document) unless the Trustee’s liability is limited in the same manner as set out in this Clause 1.6.

2	Agreement to subscribe and issue

The Subscriber has agreed to subscribe for, and the Issuer has agreed to issue, the Convertible Notes, on the terms and subject to the conditions of this Subscription Agreement and the Note Terms.

5

3	Purpose

The Issuer must apply the Subscription Price towards the working capital requirements of the Issuer or any other purpose to which the Subscriber has provided prior written consent, which consent will not be unreasonably withheld.

4	Subscriptions

4.1	Delivery of a Subscription Request

The Issuer may request that the Subscriber subscribe for Convertible Notes by delivery to the Subscriber of a duly completed Subscription Request during the Availability Period.

4.2	Completion of a Subscription Request

Each Subscription Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the aggregate dollar amount of Convertible Notes that are the subject of the Subscription Request;
(b)	the proposed Subscription Date is a Business Day within the Availability Period and no earlier than 5 Business Days after the date of the Subscription Request; and
(c)	the Subscription Request complies with clause 4.3.

4.3	Limitation on Subscription Requests

(a)	The Issuer must not give a Subscription Request if the subscription for Convertible Notes requested in it would cause:

(i)	the Outstanding Principal Amount of all Convertible Notes held by the Subscriber to exceed the Commitment; or

(ii)	a breach of, or otherwise not comply with the requirements of, this Subscription Agreement or any other Finance Document.

5	Completion

5.1	Subscription and issuance

Provided that each relevant condition in Condition 3 of the Note Terms has been satisfied or waived, on the Subscription Date specified in a duly executed Subscription Request:

(a)	the Subscriber must pay or procure the payment of the Subscription Price for the Convertible Notes specified in the Subscription Request in immediately available funds by bank transfer to a bank account nominated by the Issuer in the Subscription Request on or before the Subscription Date, or in any other form that the Issuer may agree to accept as payment; and

(b)	the Issuer must, upon receipt of the Subscription Price:

(i)	issue the Convertible Notes to the Subscriber;

(ii)	deliver the Note Certificates for the Convertible Notes specified in the Subscription Request to the Subscriber; and

(iii)	inscribe the Register to identify the Subscriber as the holder of the applicable Convertible Notes.

6

5.2	Completion obligations interdependent

In respect of Completion:

(a)	the obligations of the parties under this Subscription Agreement are interdependent; and

(b)	all actions required to be performed will be taken to have occurred simultaneously on Completion.

6	Notices

6.1	Method

All notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a party under or in connection with this Subscription Agreement must be:

(a)	in writing;

(b)	signed by a person duly authorized by the sender or, where transmitted by e-mail, sent by a person duly authorized by the sender;

(c)	directed to the intended recipient’s address or e-mail as provided for in clause 6.3; and

(d)	hand delivered, sent by prepaid post or transmitted by e-mail to the recipient’s address.

6.2	Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting; and

(c)	if transmitted by e-mail, on transmission,

but if the delivery or transmission is not on a Business Day or is after 5.00pm (recipient’s time) on a Business Day, the notice is taken to be received at 9.00am (recipient’s time) on the next Business Day.

6.3	Address for notices

A Party’s mail and email address and fax number are those set out below, or as the Party notifies to the other Parties:

Issuer

Address:	As set out in the Note Terms
Email Address:	As set out in the Note Terms
Attention:	As set out in the Note Terms

Subscriber

Address:	As set out in Item 3 of Schedule 1
Email Address:	As set out in Item 3 of Schedule 1
Attention:	As set out in Item 3 of Schedule 1

7

7	Amendment and assignment

7.1	Amendment

This Subscription Agreement can be amended or replaced only by another document executed by all the Parties.

7.2	Assignment

(a)	The Issuer may only assign, encumber, declare a trust over or otherwise deal with its rights or obligations under this Subscription Agreement in accordance with the Note Terms.

(b)	The Subscriber may assign, encumber, declare a trust over or otherwise deal with its rights under this Subscription Agreement in accordance with the Note Terms or any other Transaction Document.

8	Most favored nation

(a)	If at any time prior to the date on which (i) all obligations of the Issuer under the Convertible Notes have been satisfied and paid in full, or (ii) the amounts owing under the Convertible Notes have been converted to securities pursuant to the terms of the Convertible Notes, the Issuer issues any equity or debt securities including any warrants or other rights to acquire any equity securities of the Issuer (the “New Securities”), the Issuer shall notify the Noteholder in writing of such issuance, and shall provide all documents, instruments and agreements executed by the Company in connection therewith (a “New Security Notice”). On or before the twentieth (20th) Business Day following the date of delivery of the New Security Notice to the Noteholder, the Noteholder shall have the right, exercisable in its sole and complete discretion by written notice to the Issuer, to exchange the Convertible Note, on a dollar for dollar basis for the New Securities issued by the Issuer, provided that (i) all accrued interest on this Convertible Note shall be added to the principal amount of the New Securities, whether equity or debt for which this Convertible Note is exchanged by the Noteholder, and (ii) the Noteholder shall otherwise acquire the all such New Securities (including those contained in the purchase of a unit) on the best terms and conditions offered by the Issuer to any purchaser of the New Securities. The Issuer agrees to take all such actions, and obtain all such consents and waivers, as may be necessary or appropriate to give effect to the rights of the Noteholder pursuant to this Section 8(a), and the Noteholder agrees to deliver to the Issuer any documentation reasonably required by the Issuer, including all financing documents executed by the purchasers of the New Securities in connection therewith.

9	General

9.1	Governing law

(a)	This Subscription Agreement is governed by the laws of the State Nevada.

(b)	Each Party submits to the non-exclusive jurisdiction of the courts of the State of Nevada, and any court that may hear appeals from any of those courts, for any proceedings in connection with this Subscription Agreement.

9.2	Costs

The Issuer must pay on demand all reasonable costs and expenses of the subscriber (including legal fees) relating to or in connection with the negotiation, preparation, execution and registration of the Transaction Document, not to exceed US$10,000 in the aggregate across all subscribers, and subject to the receipt of invoices / receipts reasonably satisfactory to Issuer.

8

9.3	Giving effect to documents

The Issuer must do anything (including execute any document) and must ensure that its employees and agents do anything (including execute any document), that the Subscriber may reasonably require to give full effect to this Subscription Agreement.

9.4	Variation of rights

The exercise of a right does not prevent any further exercise of that right or of any other right. Neither the exercise of a right nor a delay in the exercise of a right operates as an election or variation of the terms of this Subscription Agreement.

9.5	Operation of this Subscription Agreement

(a)	Any right that the Subscriber may have under this Subscription Agreement is in addition to, and does not replace or limit, any other right that the Subscriber may have.

(b)	Any provision of this Subscription Agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Subscription Agreement enforceable, unless this would materially change the intended effect of this Subscription Agreement.

9.6	Consents

Where this Subscription Agreement contemplates that the Subscriber may agree or consent to something (however it is described), the Subscriber may:

(a)	agree or consent, or not agree or consent, in its absolute discretion, unless otherwise stated; and

(b)	agree or consent subject to conditions, unless this Subscription Agreement expressly contemplates otherwise.

9.7	Electronic delivery of document

If a party delivers an executed counterpart of this Subscription Agreement or any other document executed in connection with it (“Relevant Document”) by facsimile or other electronic means:

(a)	the delivery will be deemed to be an effective delivery of an originally executed counterpart; and

(b)	the party will still be obliged to deliver an originally executed counterpart, but the failure to do so will not affect the validity or effectiveness of the Relevant Document.

9.8	Counterparts

This Subscription Agreement may be executed in counterparts. Delivery of a counterpart of this Subscription Agreement by email attachment or fax constitutes an effective mode of delivery.

9

SCHEDULE 1 – SUBSCRIBER DETAILS

1.	Subscriber:

2.	Commitment	Number of US$100.00
	face	value Convertible Notes:

		Aggregate Value:	US$ _____________________________________________________

3.	Notice Details	Address:

Attention:

Phone:

Fax:

Email:

10

SCHEDULE 2 – NOTE CERTIFICATE

EDISON ONCOLOGY HOLDING CORP

(the “Issuer”)

THIS IS TO CERTIFY that _______________________________________________ (the “Noteholder”) is registered as the holder of_______________________________________________ [____________] Convertible Notes (each having a face value of US$100.00) on ______________________

The Convertible Notes were issued by the Issuer under a Convertible Note Subscription Agreement dated ______, ______ between the Issuer and the Subscriber (the “Subscription Agreement”) and are held by the Noteholder subject to the provisions of the Note Terms. The Convertible Notes are convertible by the Noteholder into Shares in accordance with the Note Terms.

Transfer of the Convertible Notes must occur only in accordance with the Note Terms.

Each expression used in this Note Certificate that is not defined in this certificate has the same meaning as in the Subscription Agreement, unless the context otherwise requires.

This Note Certificate and the Convertible Notes to which it relates are governed by the laws of the State of Nevada.

Dated:

11

SCHEDULE 3 – SUBSCRIPTION REQUEST

From:

To:	EDISON ONCOLOGY HOLDING CORP.

Date:	September 1, 2024

Subscription Agreement dated ________, ________ (“Subscription Agreement”)

1	We refer to the Subscription Agreement. This is a Subscription Request. Unless otherwise specified, terms defined in the Subscription Agreement have the same meaning in this Subscription Request.

2	We request your subscription for Convertible Notes on the following terms:

(a)	Proposed Subscription Date:

(b)	Aggregate Subscription Amount: US$

(c)	Subscription Price: US$100.00 per Convertible Note

3	We confirm that each condition specified in Condition 3 of the Note Terms is satisfied on the date of this Subscription Request.

4	The Subscription Price will be used for a permitted purpose specified in clause 3 of the Subscription Agreement.

5	The Subscription Price should be credited to: [account].

6	This Subscription Request is irrevocable.

Yours faithfully,

12

SCHEDULE 4 – REPRESENTATIONS OF US INVESTORS

Representations as to Accredited Investor Status. The undersigned has read the definition of “Accredited Investor” from Rule 501 of Regulation D attached hereto as Exhibit A to this Schedule 4, and certifies that either (check one):

A.	☐	The undersigned is an “Accredited Investor” for one or more of the following reasons:

☐	(a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds US$1,000,000 (excluding primary residence);

☐	(b)	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	The undersigned is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Stock and with total assets in excess of US$5,000,000;

(describe entity)

☐	(d)	The undersigned is a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Stock, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii);

☐	(e)	The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire;

(describe entity)

B.	☐	The undersigned is not an “Accredited Investor.”

13

2.	Entity Type. The undersigned is:

☐	An individual
☐	A corporation
☐	A partnership
☐	A trust
☐	Other_________________________

3.	Tax I.D. Number. The social security number or federal tax I.D. number of the undersigned is: _________________.

4.	Contact Information of Undersigned:

Address:	As set out in Item 3 of Schedule 1
Phone:	As set out in Item 3 of Schedule 1
Fax:	As set out in Item 3 of Schedule 1
Email Address:	As set out in Item 3 of Schedule 1
Attention:	As set out in Item 3 of Schedule 1

5.	Individuals. If the undersigned is an individual:

Name of Employer:

Position:

6.	Institutions. If the undersigned is an institution:

Nature of business: __________________________________

Date of inception of business: ______________________

2. Representations regarding economic risk. The undersigned is able to look after his, her or its financial interests in connection with any proposed transaction contemplated by the Transaction Documents; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of such transaction; and is able to suffer a complete loss on the undersigned’s investment in the Company.

3. Restricted Securities; Legends. The undersigned further acknowledges that if securities are issued in any transaction in a private placement, such securities will be characterized as “restricted securities” under the federal securities laws and that under such laws and applicable regulations such securities could not be resold without registration under the Securities Act of 1933, as amended, except in certain limited circumstances.

The undersigned understands that as restricted securities, any such securities would bear a customary legend to that effect.

4. Reliance. The undersigned acknowledges and agrees that the Issuer and other parties may rely on the certifications, representations and warranties in this document as the basis for establishing an exemption from the registration requirements of the Securities Act of 1933, as amended in connection with any transaction.

14

The foregoing representations are true and accurate as of the date hereof; the undersigned will promptly advise the Company if the information above changes

Date of Execution: _______________________, 2024
(Printed name of investor)

By:
(Signature)
Title, if applicable _________________________

THIS SHALL NOT BE DEEMED AND IS NOT AN OFFER TO BUY OR SELL ANY SECURITIES. NEITHER THE COMPANY NOR ANY POTENTIAL RECIPIENT OF SECURITIES SHALL HAVE ANY OBLIGATION TO ISSUE, SELL OR PURCHASE SECURITIES UNTIL DEFINITIVE DOCUMENTATION OF SUCH SALE HAS BEEN EXECUTED AND DELIVERED BY BOTH PARTIES.

15

ANNEXURE A – NOTE TERMS

16

ANNEXURE B – CONVERSION NOTICE

17

EXHIBIT A

Rule 501.Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited Investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors

(2)	Any private business development company as defined in Sec- tion 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000;

(i)	Except as provided in paragraph a(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

a.	The person’s primary residence shall not be included as an asset;

18

b.	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

c.	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii)	Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

a. Such right was held by the person on July 20, 2010;

b. The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

c. The person held securities of the same issuer, other than such right on July 20, 2010.

(6)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.

19

Except as expressly provided in this Convertible Note Subscription Agreement, each individual executing this Convertible Note Subscription Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

EXECUTED as a of the date hereof

SUBSCRIBER:

By:

Printed Name

Title, if applicable

ISSUER: EDISON ONCOLOGY HOLDING CORP.

By:
Jeffrey Bacha, chief executive officer

20